CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus, constituting part of the Registration Statement (file No. 333-43134) on form S-1 of our report dated March 28, 2000, relating to the financial statements of Titus Real Estate, LLC which appear in such Prospectus. We also consent to the reference to us under the heading experts, in such Prospectus.


                                 /S/ HUKRIEDE, WALSH & ASSOCIATES, CPAS
                                 --------------------------------------
                                 HUKRIEDE, WALSH & ASSOCIATES, CPAS

Westminster, California
March 13, 2001